Exhibit 5.1
Baker Hughes Incorporated

2929 Allen Parkway, Suite 2100
Houston, Texas 77019
P.O. Box 4740
Houston, Texas 77210-4740
Tel 713-439-8709
Fax 713-439-8472
will.marsh@bakerhughes.com

William D. Marsh
Assistant Secretary and
Deputy General Counsel
May 8, 2009
Baker Hughes Incorporated
2929 Allen Parkway, Suite 2100
Houston, Texas 77019
Ladies and Gentlemen:
     As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) filed by Baker Hughes Incorporated, a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Act”), relating to (i) unsecured debt securities of the Company (“Debt Securities”), (ii) shares of preferred stock, par value $1.00 per share, of the Company (“Preferred Stock”), (iii) shares of common stock, par value $1.00 per share, of the Company (“Common Stock”) and (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock, (“Warrants” and, together with the Debt Securities, the Preferred Stock and the Common Stock, the “Securities”) that may be issued and sold by the Company from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $2,000,000,000, I have reviewed certain legal matters in connection with the Securities.
     In my capacity as Deputy General Counsel of the Company and in connection with the Registration Statement, I have examined (i) the Restated Certificate of Incorporation and Restated Bylaws of the Company (together, the “Charter Documents”), (ii) the Indenture dated as of October 28, 2008 (the “Indenture”), among the Company and The Bank of New

Securities and Exchange Commission
May 8, 2009

York Mellon Trust Company, N.A., as trustee, filed as Exhibit 4.1 to the Registration Statement, pursuant to which Debt Securities may be issued, and (iii) the originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereafter expressed.
     In connection with this opinion, I have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (ii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (v) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (vi) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Charter Documents and not otherwise reserved for issuance.
     Based upon and subject to the foregoing, I am of the opinion that:
     1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.
     2. With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Company’s Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations are made in the share register of the Company, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), the shares of Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable.

Securities and Exchange Commission
May 8, 2009

     3. With respect to shares of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve and establish the terms of the shares of Preferred Stock, to approve the issuance thereof and the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to such Preferred Stock (a “Certificate of Designations”); and such Certificate of Designations has been filed with the Secretary of State of the State of Delaware; and (ii) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations are made in the share register of the Company, either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of Preferred Stock will have been duly authorized and validly issued and will be fully paid and non-assessable.
     4. With respect to Debt Securities to be issued under the Indenture, when (i) any supplemental indenture to the Indenture relating to such Debt Securities has been duly authorized and validly executed and delivered by the Company to the trustee thereunder; (ii) the Indenture and the Trustee have been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefore provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board; such Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and conveyance or other laws relating to or affecting creditors’ rights and remedies generally; (ii) general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding in equity or at law); (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing; (iv) the power of the courts to award damages in lieu of equitable remedies; and (v) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution.
     5. With respect to Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the

Securities and Exchange Commission
May 8, 2009

offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will have been duly authorized and will be valid and binding obligations of the Company.
     I am a member of the Bar of the State of Texas and the foregoing opinion is limited to the laws of the State of Texas, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.
     I hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. I also consent to the reference to my name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ William D. Marsh
William D. Marsh
Assistant Secretary and Deputy General Counsel